Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Wells Fargo Funds Trust:

We consent to the use of our report dated July 24, 2009, with respect to the financial statements of the Wells Fargo Advantage Government Securities Fund as of May 31, 2009, our reports dated August 28, 2009, with respect to the financial statements of the Wells Fargo Advantage Short-Term Municipal Bond Fund, Wells Fargo Advantage Intermediate Tax/AMT-Free Fund, Wells Fargo Advantage Municipal Bond Fund, and Wells Fargo Advantage California Tax-Free Fund, as of June 30, 2009, our reports dated November 25, 2009, with respect to the financial statements of the Wells Fargo Advantage Index Fund and Wells Fargo Advantage International Core Fund, as of September 30, 2009, and our reports dated December 23, 2009, with respect to the financial statements of the Wells Fargo Advantage Mid Cap Disciplined Fund and Wells Fargo Advantage Mid Cap Growth Fund, as of October 31, 2009, each a fund of Wells Fargo Funds Trust, incorporated herein by reference, and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the prospectus/proxy statement filed on form N-14.

/s/ KPMG LLP

Boston, Massachusetts

February 22, 2010